UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

GUOCHUN INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-229830	32-0575017
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

66 West Flagler Street, Suite 900-#3040, Miami, FL, 33130

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (+125) 12629446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	GCGJ	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 26, 2026, the Company’s management determined that disclosure was necessary and that action should be taken to preclude any further reliance on the Company’s previously issued unaudited condensed financial statements for the period ended September 30, 2025. These financial statements were included in the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2025, and the determination was made to correct an erroneously recorded amount in other general and administrative expenses.

More specifically, the Company has restated its condensed financial statements as of and for the three and nine months ended September 30, 2025, to reverse the erroneous recording of the other general and administrative expenses. The cumulative effect of correcting this error was a decrease in other general and administrative expenses of $8,250, with a corresponding increase in prepayments of $8,250.

The Company has made a preliminary determination of the effects of the aforementioned adjustments. These preliminary results are subject to change prior to the filing of an amendment to the Form 10-Q (Form 10-Q/A) for the quarterly period ended September 30, 2025 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 26, 2026

GUOCHUN INTERNATIONAL INC.

By:	/s/ Zhou Xuan
Name:	Zhou Xuan
Title:	Chief Executive Officer